Exhibit 99.1

For Immediate Release

Investor Contact:	Melissa Rose
877-645-6464

Media Contact:	Erin Somers
410-953-2405

MAGELLAN HEALTH SERVICES TO MANAGE RADIOLOGY BENEFITS FOR 900,000 CIGNA HEALTHCARE MEMBERS IN FOUR ADDITIONAL MARKETS

Phased Implementation of Previously Announced 11-Market Agreement to Begin June 1

AVON, Conn. — May 30, 2007 — Magellan Health Services, Inc. (Nasdaq:MGLN) today announced that it has entered into a definitive three-year agreement with CIGNA HealthCare to manage radiology benefits in four additional regions for approximately 900,000 members. The Company also said that phased implementation of its previously announced contract for services in 11 markets will begin on June 1 and that the term of such contract will run through May 31, 2011.

The new agreement brings to 15 the number of markets in which Magellan will manage radiology services for CIGNA HealthCare members. Magellan previously disclosed that it had entered into a contract with CIGNA HealthCare for services in 11 markets. Implementation of that contract will begin in six of the 11 markets on June 1.

Under the new contract for the four additional markets, which is expected to be implemented in late 2007 or early 2008, Magellan will manage MRI, CT and PET services on a unit cost risk basis. In this model for risk-based radiology benefits management, Magellan will provide utilization and network management services, but will assume financial risk only for the rates it pays to free-standing radiology centers in its network. The Company’s other contract with CIGNA HealthCare is a fully capitated, per-member-per-month financial arrangement covering all advanced imaging expenses.

The Company’s CIGNA HealthCare contracts, under which the Company will serve nearly four million members, are expected to generate approximately $170 million in annual revenue.

“We are pleased to be building on our relationship with CIGNA HealthCare through our expansion into additional markets,” said Steven J. Shulman, chairman and chief executive officer of Magellan. “This new agreement is evidence of the confidence CIGNA HealthCare has in our ability to successfully implement and manage radiology programs on a risk basis. Further, the unit cost risk arrangement that our new contract features exemplifies Magellan’s ability to tailor our approach to our customers’ needs, whether national or region-specific. The options for risk-based radiology management that we offer create greater flexibility for purchasers in deciding how best to manage the rising costs associated with diagnostic imaging.”

About Magellan:  Headquartered in Avon, Conn., Magellan Health Services, Inc. (Nasdaq:MGLN) is a leading specialty health care management organization. In addition to radiology benefits, the Company manages

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MAGELLAN HEALTH SERVICES TO MANAGE RADIOLOGY BENEFITS FOR 900,000 CIGNA HEALTHCARE MEMBERS IN FOUR ADDITIONAL MARKETS
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behavioral health care and specialty pharmaceuticals.  Its customers include health plans, corporations and government agencies.

Cautionary Statement:  This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, that involve a number of risks and uncertainties. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including without limitation statements regarding the new agreement with CIGNA to manage radiology benefits in four additional markets, the start date associated with such new agreement, the start date for the previously announced agreement with CIGNA, and the total projected revenue associated with both CIGNA agreements. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the Company’s customers to manage the healthcare services of their members directly; changes in rates paid to and/or by the Company by customers and/or providers; higher utilization of health care services by the Company’s risk members; delays, higher costs or inability to implement new business or other Company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries;  litigation; competition;  operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit information referred to herein may be considered a non-GAAP financial measure. Further information regarding this measure, including the reasons management considers this information useful to investors, is included in the Company’s most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q filed with the SEC.

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